Exhibit 10.3

Side Letter to Promissory Note

Montevideo, Uruguay

June 14, 2011

To:	BANCO ITAÚ URUGUAY S.A.

In connection with the US$ 10,000,000.- (ten million U.S. dollars) loan granted by your Bank to our corporation, instrumented by means of a promissory note in the said amount, with maturity date October 31, 2011 (hereinafter, the “Loan”), we commit to comply with the following terms for as long as repayment of the Loan remains outstanding:

(i) Not to sell any corporate real estate, without securing prior written authorization from the Bank.

(ii) Not to mortgage or pledge any of our real estate or property of any kind without securing prior written authorization from the bank, with the exception of those mortgages or pledges that serve as collateral for price balances due.

(iii) Maintain overall financial debt below an upper limit not exceeding US$ 15,000,000.- (fifteen million U.S. dollars). This upper limit amount shall be subjected to evaluation considering the corporations held by the group that owns UAG.

Likewise, in the event that the Loan is not paid on the date of maturity, i.e. on October 31, 2011, we commit to execute first mortgages on our real estate property in favor of Banco Itaú Uruguay S.A. in the amount of an auction value that covers or exceeds the amount of the Loan.

Finally, we declare that, as of this date, UAG S.A. owns assets as per the following detail:

Farmland Properties	Book Value (USD)
Merin	38.333.039
Lopetegui (Melo)	888.838
La Beba	23.259.763
Sequeira (Yaguari, second purchase)	993.221
Colonia Palma	3.020.775

Yours truly,

UAG S.A.
By (Signature): /s/ Oscar León Bentancor
Name: Oscar León Bentancor
Title: Chief Financial Officer

FORM OF PROMISSORY NOTE

No.	PRINCIPAL

NOMINAL ANNUAL INTEREST RATE PAYABLE             % EQUAL TO

EFFECTIVE ANNUAL INTEREST RATE             %

TOTAL INTEREST ACCRUABLE _______________________________

MATURITY DATE _________________________________________

AMOUNT PAYABLE UPON MATURITY (PRINCIPAL PLUS INTEREST) _______________________________

NAME: PROMISSORY NOTE in the amount of ______________________________________________________

_____________________________________________________________________________________________

That for value received, the undersigned maker shall pay unconditionally and free of protest to Banco Itaú Uruguay S.A., on the          Day of             , 20    , at the domicile of the holder, in addition to interest accrued on debt balance that shall be calculated at the rate set forth below, amounting to ______________________________________________________________

_________________________________________________________________________________________________________

The principal amount shall accrue interest at a fixed nominal annual rate of             %, equivalent to             % annual effective rate, accruable as from ________________________________________________, payable upon maturity. Interest accrued shall be calculated on the basis of a 365-day year, for the number of calendar days actually elapsed.

The Value Added Tax (VAT), if applicable, and the Financial System Regulatory Control Tax are not included in the agreed interest rate, and these taxes as well as any other taxes, duties, costs, levies, encumbrances, imposition, deduction or any other statutory monetary consideration of any kind to be levied currently or in the future at national or departmental (provincial) level in the Republic of Uruguay upon the present operation or upon the Bank (or the holder, whoever applicable), in connection with this operation, shall be payable by the undersigned, unless such transfer of charge is forbidden by legal provisions in force. The above-stated promise involves the undersigned’s express obligation to pay (or reimburse) to the holder any taxes or similar consideration that encumbers the holder, or is based for assessment purposes on the assets or credit or equity of the holder or the payee of this promissory note.

Failure to pay this document on maturity shall constitute automatic Default on the part of the Maker (the undersigned) without need for any in or out-of-court proceedings, in which case the total unpaid amount in default shall accrue interest at an annual effective fixed rate of             % until full payment is made. Default interest shall capitalize on a daily basis.

In the event of default, all charges, expenses, fees and court and out-of-court charges entailed in the proceedings to collect this promissory note, shall be payable by the undersigned Maker.

The undersigned set up a special domicile for all notifications, subpoenas, citations, summons and remaining court and out-of-court proceedings involved in the collection of this promissory note right above their signature, herein below, and this domicile shall be valid and in force until written notice is served to the Bank of any changes, regardless of whether actual changes or factual disappearances have taken place.

The undersigned accept the jurisdiction of the courts of the Republic of Uruguay chosen by the holder of this promissory note. They declare that they have received a copy of the present promissory note upon execution thereof.

Place and date _______________________________________________________________________________________

NAME: _____________________________________________	NAME: _________________________________________

DOMICILE: _________________________________________	DOMICILE: ______________________________________

SIGNATURE: ________________________________________	SIGNATURE:_____________________________________

NAME: _____________________________________________	NAME: ___________________________________________

DOMICILE:__________________________________________	DOMICILE:________________________________________

SIGNATURE:________________________________________	SIGNATURE:_____________________________________

/Form identification:/ V 001 – 15,000 – b.50 12/10 – Printed by: Imp. ABC S.A. – Q.T. 36750 – Version of September, 2009